UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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MASIMO CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On July 11, 2024, Masimo Corporation (“Masimo” or the “Company”) issued the following press release in connection with Masimo’s 2024 Annual Meeting of Stockholders:

Masimo Exposes Politan’s Governance Hypocrisy

Highlights Quentin Koffey’s Actions That Have Flown in the Face of Good Governance

IRVINE, Calif. – July 11, 2024 – Masimo Corporation (“Masimo” or the “Company”) (NASDAQ: MASI) today highlighted the actions taken by Politan and Quentin Koffey since Masimo’s 2023 Annual Meeting of Stockholders that directly contradict their purported commitment to good governance.

Over the past twelve months, we believe Politan’s Quentin Koffey has repeatedly acted against the best interests of Masimo and its stockholders. The summary provided below shows stockholders and the public the numerous actions Politan has taken to advance its own agenda at the expense of Masimo’s governance and stockholder value.

We encourage all our stockholders to vote FOR Joe Kiani and Christopher Chavez using the GOLD proxy card to protect Masimo’s future and the value of your investment.

Find more information on why your vote is so important at www.ProtectMasimosFuture.com.

Politan Waged a 2023 Proxy War Against Masimo Under the Guise of Promoting Good Governance…

…Yet over the last 12 months, in direct contradiction to his promises, Quentin Koffey has…

×	rejected all efforts to expand the Board and enhance oversight, including offers to add Politan’s own nominees

×	refused to fulfill even the most basic director responsibilities, including signing the 2023 Annual Report and approving earnings releases

×	deceived the Special Committee he chaired, and we believe subsequently lied to investors about the true reasons for his failure

×	proposed Masimo disenfranchise shareholders by having the CEO and the Lead Independent Director “swap” classes for this election, violating core principles of good governance and Delaware law simply to make his own proxy contest less difficult

×	repeatedly confirmed Politan’s nominees would vote as a bloc, ensuring a deadlocked Board and demonstrating their lack of independence and commitment to Politan’s agenda over shareholder interests

×	sought to override a possible shareholder vote against Mr. Kiani by reappointing him to the Board, actively repudiating the wishes of the shareholders

×	pushed for unqualified board members, including a supposed financial expert whose questionable track record includes investing in a Ponzi scheme

×	formally requested the Board invalidate a properly-noticed record date to disenfranchise a large shareholder who had voted against Politan’s slate (and, by extension, any other holders voting against the Politan slate)

Politan’s self-righteousness is not a “commitment” to good governance – it is a commitment to advancing its own agenda by any means available

YOUR VOTE IS IMPORTANT—PLEASE USE THE GOLD PROXY CARD TODAY!

Simply follow the easy instructions on the enclosed GOLD proxy card to vote by internet or by signing, dating, and returning the GOLD proxy card in the postage-paid envelope provided. If you received this letter by email, you may also vote by pressing the “VOTE NOW” button in the accompanying email.

If you have questions about how to vote your shares, please call the firm assisting us with the solicitation of proxies, Innisfree M&A Incorporated, at:

+1 (877) 456-3463 (toll-free from the U.S. and Canada)

or

+1 (412) 232-3651 (from other locations)

If you hold your shares in more than one account, you will receive separate notifications. Please be sure to vote ALL your accounts using the GOLD proxy card relating to each account.

About Masimo

Masimo (NASDAQ: MASI) is a global medical technology company that develops and produces a wide array of industry-leading monitoring technologies, including innovative measurements, sensors, patient monitors, and automation and connectivity solutions. In addition, Masimo Consumer Audio is home to eight legendary audio brands, including Bowers & Wilkins, Denon, Marantz, and Polk Audio. Our mission is to improve life, improve patient outcomes, and reduce the cost of care. Masimo SET® Measure-through Motion and Low Perfusion™ pulse oximetry, introduced in 1995, has been shown in over 100 independent and objective studies to outperform other pulse oximetry technologies.1 Masimo SET® has also been shown to help clinicians reduce severe retinopathy of prematurity in neonates,2 improve CCHD screening in newborns3 and, when used for continuous monitoring with Masimo Patient SafetyNet™ in post-surgical wards, reduce rapid response team activations, ICU transfers, and costs.4-7 Masimo SET® is estimated to be used on more than 200 million patients in leading hospitals and other healthcare settings around the world,8 and is the primary pulse oximetry at 9 of the top 10 hospitals as ranked in the 2022-23 U.S. News and World Report Best Hospitals Honor Roll.9 In 2005, Masimo introduced rainbow® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), Pleth Variability Index (PVi®), RPVi™ (rainbow® PVi), and Oxygen Reserve Index (ORi™). In 2013, Masimo introduced the Root® Patient Monitoring and Connectivity Platform, built from the ground up to be as flexible and expandable as possible to facilitate the addition of other Masimo and third-party monitoring technologies; key Masimo additions include Next Generation SedLine® Brain Function Monitoring, O3® Regional Oximetry, and ISA™ Capnography with NomoLine® sampling lines. Masimo’s family of continuous and spot-check monitoring Pulse CO-Oximeters® includes devices designed for use in a variety of clinical and non-clinical scenarios, including tetherless, wearable technology, such as Radius-7®, Radius PPG®, and Radius VSM™, portable devices like Rad-67®, fingertip pulse oximeters like MightySat® Rx, and devices available for use both in the hospital and at home, such as Rad-97® and the Masimo W1® medical watch. Masimo hospital and home automation and connectivity solutions are centered around the Masimo Hospital Automation™ platform, and include Iris® Gateway, iSirona™, Patient SafetyNet, Replica®, Halo ION®, UniView®, UniView :60™, and Masimo SafetyNet®. Its growing portfolio of health and wellness solutions includes Radius Tº®, Masimo W1 Sport, and Masimo Stork™. Additional information about Masimo and its products may be found at www.masimo.com. Published clinical studies on Masimo products can be found at www.masimo.com/evidence/featured-studies/feature/.

RPVi has not received FDA 510(k) clearance and is not available for sale in the United States. The use of the trademark Patient SafetyNet is under license from University HealthSystem Consortium.

References

1.	Published clinical studies on pulse oximetry and the benefits of Masimo SET® can be found on our website at http://www.masimo.com. Comparative studies include independent and objective studies which are comprised of abstracts presented at scientific meetings and peer-reviewed journal articles.

2.	Castillo A et al. Prevention of Retinopathy of Prematurity in Preterm Infants through Changes in Clinical Practice and SpO2 Technology. Acta Paediatr. 2011 Feb;100(2):188-92.

3.	de-Wahl Granelli A et al. Impact of pulse oximetry screening on the detection of duct dependent congenital heart disease: a Swedish prospective screening study in 39,821 newborns. BMJ. 2009;Jan 8;338.

4.	Taenzer A et al. Impact of pulse oximetry surveillance on rescue events and intensive care unit transfers: a before-and-after concurrence study. Anesthesiology. 2010:112(2):282-287.

5.	Taenzer A et al. Postoperative Monitoring – The Dartmouth Experience. Anesthesia Patient Safety Foundation Newsletter. Spring-Summer 2012.

6.	McGrath S et al. Surveillance Monitoring Management for General Care Units: Strategy, Design, and Implementation. The Joint Commission Journal on Quality and Patient Safety. 2016 Jul;42(7):293-302.

7.	McGrath S et al. Inpatient Respiratory Arrest Associated With Sedative and Analgesic Medications: Impact of Continuous Monitoring on Patient Mortality and Severe Morbidity. J Patient Saf. 2020 14 Mar. DOI: 10.1097/PTS.0000000000000696.

8.	Estimate: Masimo data on file.

9.	http://health.usnews.com/health-care/best-hospitals/articles/best-hospitals-honor-roll-and-overview.

Forward-Looking Statements

This press release includes forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in connection with the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) of Masimo and the potential stockholder approval of the Board’s nominees. These forward-looking statements are based on current expectations about future events affecting Masimo and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond Masimo’s control and could cause its actual results to differ materially and adversely from those expressed in its forward-looking statements as a result of various risk factors, including, but not limited to (i) uncertainties regarding future actions that may be taken by Politan in furtherance of its nomination of director candidates for election at the 2024 Annual Meeting, (ii) the potential cost and management distraction attendant to Politan’s nomination of director nominees at the 2024 Annual Meeting and (iii) factors discussed in the “Risk Factors” section of Masimo’s most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), which may be obtained for free at the SEC’s website at www.sec.gov. Although Masimo believes that the expectations reflected in its forward-looking statements are reasonable, the Company does not know whether its expectations will prove correct. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Masimo does not undertake any obligation to update, amend or clarify these statements or the “Risk Factors” contained in the Company’s most recent reports filed with the SEC, whether as a result of new information, future events or otherwise, except as may be required under the applicable securities laws.

Additional Information Regarding the 2024 Annual Meeting of Stockholders and Where to Find It

The Company has filed a definitive proxy statement containing a form of GOLD proxy card with the SEC in connection with its solicitation of proxies for its 2024 Annual Meeting. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING GOLD PROXY CARD AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in connection with the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company is included in the Company’s definitive proxy statement for the 2024 Annual Meeting (the “2024 Proxy Statement”), which can be found through the SEC’s website at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000937556/000121390024053125/ea0206756-05.htm. Changes to the direct or indirect interests of Masimo’s securities by directors and executive officers are set forth in SEC filings on a Statement of Change in Ownership on Form 4 filed with the SEC on June 28, 2024, which can be found through the SEC’s website at https://www.sec.gov/Archives/edgar/data/937556/000093755624000053/xslF345X05/wk-form4_1719606794.xml. Any other changes to the 2024 Proxy Statement may be found in any amendments or supplements to the 2024 Proxy Statement and other documents as and when filed by the Company with the SEC, which can be found through the SEC’s website at www.sec.gov.

# # #

Investor Contact: Eli Kammerman	Media Contact: Evan Lamb
(949) 297-7077	(949) 396-3376
ekammerman@masimo.com	elamb@masimo.com

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